Exhibit 99.2
BANCINSURANCE CORPORATION AND SUBSIDIARIES
Pro Forma Condensed Consolidated Statement of Income (Unaudited)

	Year Ended December 31, 2005
		Pro forma		Pro forma as
	As reported	adjustments		adjusted
Revenues:
Net premiums earned	$51,716,945	$—		$51,716,945
Net investment income	3,302,659	—		3,302,659
Net realized gains on investments	1,281,755	—		1,281,755
Codification and subscription fees	3,474,668	(3,474,668	) (a)	—
Management fees	713,697	—		713,697
Other income	146,786	79,483	(b)	226,269

Total revenues	60,636,510	(3,395,185)		57,241,325

Expenses:
Losses and loss adjustment expenses	22,912,887	—		22,912,887
Discontinued bond program losses and loss adjustment expenses	422,733	—		422,733
Commission expense	13,750,996	—		13,750,996
Other insurance operating expenses	9,989,798	—		9,989,798
Codification and subscription expenses	2,809,700	(2,809,700	) (a)	—
General and administrative expenses	1,427,388	—		1,427,388
Interest expense	1,152,363	—		1,152,363
Goodwill impairment	—	—		—

Total expenses	52,465,865	(2,809,700)		49,656,165

Income before federal income taxes	8,170,645	(585,485)		7,585,160

Federal income tax expense	1,876,571	(248,826	) (a)	1,627,745

Net income	$6,294,074	$(336,659)		$5,957,415

Net income per share:
Basic	$1.27	$(0.07)		$1.20

Diluted	$1.26	$(0.07)		$1.19

Weighted-average common shares outstanding:
Basic	4,972,700	4,972,700		4,972,700

Diluted	5,007,338	5,007,338		5,007,338
See accompanying notes to the pro forma condensed consolidated financial statements.

BANCINSURANCE CORPORATION AND SUBSIDIARIES
Pro Forma Condensed Consolidated Statement of Income (Unaudited)

	Six Months Ended June 30, 2006
		Pro forma		Pro forma as
	As reported	adjustments		adjusted
Revenues:
Net premiums earned	$23,831,127	$—		$23,831,127
Net investment income	1,882,732	—		1,882,732
Net realized gains on investments	81,779	—		81,779
Codification and subscription fees	1,769,916	(1,769,916	) (a)	—
Management fees	542,211	—		542,211
Other income	11,042	36,247	(b)	47,289

Total revenues	28,118,807	(1,733,669)		26,385,138

Expenses:
Losses and loss adjustment expenses	10,883,962	—		10,883,962
Discontinued bond program losses and loss adjustment expenses	287,976	—		287,976
Commission expense	5,722,364	—		5,722,364
Other insurance operating expenses	4,718,933	—		4,718,933
Codification and subscription expenses	1,475,661	(1,475,661	) (a)	—
General and administrative expenses	416,859	—		416,859
Interest expense	701,535	—		701,535

Total expenses	24,207,290	(1,475,661)		22,731,629

Income before federal income taxes	3,911,517	(258,008)		3,653,509

Federal income tax expense	977,528	(104,479	) (a)	873,049

Net income	$2,933,989	$(153,529)		$2,780,460

Net income per share:
Basic	$0.59	$(0.03)		$0.56

Diluted	$0.58	$(0.03)		$0.55

Weighted-average common shares outstanding:
Basic	4,972,700	4,972,700		4,972,700

Diluted	5,058,006	5,058,006		5,058,006
See accompanying notes to the pro forma condensed consolidated financial statements.

BANCINSURANCE CORPORATION AND SUBSIDIARIES
Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

	June 30, 2006
		Pro forma		Pro forma as
	As reported	adjustments		adjusted
Assets:
Investments:
Held to maturity:
Fixed maturities, at amortized cost (fair value $4,271,196 at June 30, 2006)	$4,289,346	$—		$4,289,346
Available for sale:
Fixed maturities, at fair value (amortized cost $70,430,416 at June 30, 2006)	70,024,626	—		70,024,626
Equity securities , at fair value (cost $7,409,081 at June 30, 2006)	7,943,201	—		7,943,201
Short term investments, at cost which approximate fair value	9,766,001	—		9,766,001
Other invested assets	715,000	—		715,000

Total investments	92,738,174	—		92,738,174

Cash	2,752,710	3,841,178	(c,d)	6,593,888
Premium receivable	4,321,894	—		4,321,894
Accounts receivable, net	614,572	(614,572	) (c)	—
Notes receivable	—	237,500	(e)	237,500
Reinsurance recoverables	1,415,223	—		1,415,223
Prepaid reinsurance premiums	7,576,615	—		7,576,615
Deferred policy acquisition costs	10,200,776	—		10,200,776
Costs and estimated earnings in excess of billings on uncompleted codification contracts	239,323	(239,323	) (c)	—
Loans to affiliates	963,814	—		963,814
Intangible assets, net	733,754	(729,754	) (c)	4,000
Accrued investment income	1,070,395	—		1,070,395
Other assets	1,471,289	(90,152	) (c)	1,381,137

Total assets	$124,098,539	$2,404,877		$126,503,416

See accompanying notes to the pro forma condensed consolidated financial statements.

BANCINSURANCE CORPORATION AND SUBSIDIARIES
Pro Forma Condensed Consolidated Balance Sheet (Unaudited), Continued

	June 30, 2006
		Pro forma		Pro forma as
	As reported	adjustments		adjusted
Liabilities and Shareholders’ Equity:
Reserve for unpaid losses and loss adjustment expenses	$5,910,919	$—		$5,910,919
Discontinued bond program reserve for unpaid losses and loss adjustment expenses	16,214,106	—		16,214,106
Unearned premiums	37,722,420	—		37,722,420
Ceded reinsurance premiums payable	1,305,490	—		1,305,490
Experience rating adjustments payable	3,509,967	—		3,509,967
Retrospective premium adjustments payable	1,975,486	—		1,975,486
Funds held under reinsurance treaties	540,729	—		540,729
Contract funds on deposit	3,012,959	—		3,012,959
Taxes, licenses and fees payable	208,843	(4,387	) (c)	204,456
Current federal income tax payable	294,644	774,760	(c,f)	1,069,404
Net deferred tax liability	149,401	70,114	(c)	219,515
Deferred ceded commissions	1,405,783	—		1,405,783
Deferred gain on business divesture	—	237,500	(g)	237,500
Commissions payable	1,635,620	—		1,635,620
Billings in excess of estimated earnings on uncompleted codification contracts	113,110	(113,110	) (c)	—
Notes payable	28,080	(28,080	) (c)	—
Other liabilities	2,021,815	(164,732	) (c)	1,857,083
Trust preferred debt issued to affiliates	15,465,000	—		15,465,000

Total liabilities	91,514,372	772,065		92,286,437

Commitments and contingencies

Shareholders’ equity:
Non-voting preferred shares:
Class A Serial Preference shares without par value; authorized 100,000 shares; no shares issued or outstanding	—	—		—
Class B Serial Preference shares without par value; authorized 98,646 shares; no shares issued or outstanding	—	—		—
Common shares without par value; authorized 20,000,000 shares; 6,170,341 shares issued at June 30, 2006, 4,972,700 outstanding at June 30, 2006	1,794,141	—		1,794,141
Additional paid-in capital	1,413,465	—		1,413,465
Accumulated other comprehensive income	81,863	—		81,863
Retained earnings	35,066,775	1,632,812	(h)	36,699,587

	38,356,244	1,632,812		39,989,056

Less: Treasury shares, at cost (1,197,641 common shares at June 30, 2006)	(5,772,077)	—		(5,772,077)

Total shareholders’ equity	32,584,167	1,632,812		34,216,979

Total liabilities and shareholders’ equity	$124,098,539	$2,404,877		$126,503,416

See accompanying notes to the pro forma condensed consolidated financial statements.

BANCINSURANCE CORPORATION AND SUBSIDIARIES
Notes to the Pro Forma Condensed Consolidated Financial Statements (Unaudited)
(1) Business Divesture and Investment
On August 31, 2006, Bancinsurance Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with A.L.P. Acquisition Co., Inc., an Ohio Corporation (the “Purchaser”), whereby the Company sold 100% of the issued and outstanding common shares of its wholly owned subsidiary, American Legal Publishing Corporation (“ALPC”), to the Purchaser for $4,620,000 subject to customary post-closing adjustments (the “Sale”). The Company received cash of $4,150,000 and a promissory note in the principal amount of $470,000 (the “Promissory Note”) from the Purchaser at the closing in connection with the Sale. On September 1, 2006, the Purchaser made a principal payment to the Company on the Promissory Note in the amount of $345,000, bringing the remaining principal balance of the Promissory Note to $125,000 which is to be repaid in six monthly installments and bears interest at an annual rate of 8.0%.
In conjunction with the Sale, on August 31, 2006, the Company also made an investment (the “Investment”) in the Purchaser in the amount of $250,000, consisting of (1) a $137,500 cash purchase of equity securities of the Purchaser and (2) a $112,500 loan to the Purchaser in the form of a subordinated convertible promissory note (the “Convertible Note”). The Convertible Note is to be repaid on August 31, 2016 (if not previously converted), bears interest at an annual rate of 8.0% and is convertible at any time at the option of the Company into additional equity securities of the Purchaser.
In connection with the Sale and the Investment (collectively, the “Transaction), the Company expects to record a realized gain of approximately $2.4 million ($1.6 million after tax) during the third quarter of 2006. The expected gain is subject to change based on (1) post-closing adjustments and (2) additional principal payments made by the Purchaser on the Promissory Note during the third quarter of 2006, if any.
(2) Basis of Presentation
The preceding unaudited pro forma condensed consolidated financial information presented for the statements of income for the year ended December 31, 2005 and for the six months ended June 30, 2006 is based upon the Company’s historical results of operations, adjusted to reflect the Transaction as if it had occurred on January 1, 2005. The preceding unaudited pro forma condensed consolidated financial information presented for the balance sheet as of June 30, 2006 is based upon the Company’s historical results, adjusted to reflect the Transaction as if it had occurred on June 30, 2006.
The pro forma information related to Sale is based on the net book value of net assets sold as of June 30, 2006. Accordingly, the Company’s actual recording of the Sale, including the final sale proceeds, may differ from the pro forma financial information based on the net book value of net assets as of the closing date. The pro forma financial information does not purport to indicate the future financial position or future results of the Company’s operations.
The historical condensed consolidated financial information presented herein should be read in conjunction with the audited consolidated financial statements and notes thereto appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and the unaudited consolidated condensed financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2006.
(3) Pro Forma Adjustments
As disclosed in Note 1, the Company expects to record a realized gain on the Transaction that has not been reflected in the pro forma condensed consolidated statements of income as the gain is considered to be non-recurring. Pro forma adjustments included in the pro forma condensed consolidated financial statements are as follows:
(a)	These adjustments eliminate the results of operations of the ALPC business sold and no longer consolidated.

(b)	These adjustments record the Company’s equity share (19.1%) of the results of the ALPC business retained through the purchase of equity securities of the Purchaser. These adjustments do not give effect to any financing or closing costs that are anticipated to be incurred by the Purchaser related to the Sale.

(c)	These adjustments eliminate the balance sheet components of the ALPC business sold and no longer consolidated.

(d)	To include $4,245,000 of net cash received of as part of the Transaction which includes: 1) $4,150,000 cash received as consideration for the Sale, 2) $345,000 cash received on the Promissory Note on September 1, 2006, 3) $137,500 cash used to purchase equity securities of Purchaser (19.1%) and 4) $112,500 cash used to purchase the Convertible Note.

(e)	To include the remaining balance of the Promissory Note of $125,000 and the Convertible Note of $112,500.

(f)	To include estimated taxes due on the Transaction of $831,478.

(g)	To include estimated deferred gain on the Transaction of $237,500.

(h)	To include estimated after tax gain on the Transaction of $1,632,812.